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                                                                    EXHIBIT 10.3

                              AVECOR Cardiovascular Inc.

                              1991 STOCK INCENTIVE PLAN

                         (As amended as of January 24, 1996)

                                      ARTICLE
                                          1.
                              ESTABLISHMENT AND PURPOSE

 1.1. ESTABLISHMENT. AVECOR Cardiovascular Inc. (the "Company") hereby establishes a plan providing for stock-based compensation incentive awards for the performance by certain eligible individuals of services for the Company. This plan shall be known as the AVECOR
         Cardiovascular Inc. 1991 Stock Incentive Plan (the "Plan").

 1.2. PURPOSE. The purpose of the Plan is to advance the interests of the Company and its shareholders by enabling the Company to attract and retain persons of ability to perform services for the Company, by providing an incentive to such persons through equity participation in the Company and by rewarding such persons who contribute to the achievement by the Company of its economic objectives.

                                       ARTICLE
                                          2.
                                     DEFINITIONS

    The following terms shall have the meanings set forth below, unless the context clearly otherwise requires:

 2.1.    "BOARD" means the Board of Directors of the Company.

 2.2. "BROKER EXERCISE NOTICE" means the written notice described in Section 6.6(b) of the Plan.

 2.3. "CHANGE IN CONTROL" means an event described in Section 12.1 of the Plan.

 2.4.    "CODE" means the Internal Revenue Code of 1986, as amended.

 2.5. "COMMITTEE" means the group of individuals administering the Plan, as provided in Article 3 of the Plan.

 2.6. "COMMON STOCK" means the common stock of the Company, par value $.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

 2.7. "DISABILITY" means the disability of the Participant as defined in the long-term disability plan of the Company then covering the Participant or, if no such plan exists, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.


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 2.8.    "ELIGIBLE RECIPIENT" means all employees and nonemployee consultants and directors of the Company or any Subsidiary.

 2.9.    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

 2.10. "FAIR MARKET VALUE" means, with respect to the Common Stock, the following:

         (a) If the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Common Stock are reported on the NASDAQ National Market System, the mean between the reported high and low sale prices of the Common Stock on such exchange or by the NASDAQ National Market System as of such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade).

         (b) If the Common Stock is not so listed or admitted to unlisted trading privileges or reported on the NASDAQ National Market System, and bid and asked prices therefor in the over-the-counter market are reported by the NASDAQ System or the National Quotation Bureau, Inc. (or any comparable reporting service), the mean of the closing bid and asked prices as of such date, as so reported by the NASDAQ System, or, if not so reported thereon, as reported by the National Quotation Bureau, Inc. (or such comparable reporting service).

         (c) If the Common Stock is not so listed or admitted to unlisted trading privileges, or reported on the NASDAQ National Market System, and such bid and asked prices are not so reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion. The Committee shall not be required to obtain an appraisal within six months of the adoption of the Plan. The Committee's determination as to the current value of the Common Stock shall be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the Participants and their respective successors-in-interest. No member of the Board of the Committee shall be liable for any determination regarding current value of the Common Stock that is made in good faith.

 2.11. "INCENTIVE AWARD" means an Option or Restricted Stock Award granted pursuant to the Plan.

 2.12. "INCENTIVE STOCK OPTION" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Article 6 of the Plan that qualifies as an "incentive stock option" within the meaning of
         Section 422 of the Code.

 2.13. "NON-STATUTORY STOCK OPTION" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Article 6 of the Plan that does not qualify as an Incentive Stock Option.

 2.14.   "OPTION" means an Incentive Stock Option or a Non-Statutory Stock
         Option.

 2.15. "PARTICIPANT" means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

 2.16. "PERSON" means any individual, corporation, partnership, group, association or other "person" (as such term is used in Section 14(d) of the Exchange Act), other than the Company, a wholly


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         owned subsidiary of the Company or any employee benefit plan sponsored by the Company or a wholly owned subsidiary of the Company.

 2.17. "PREVIOUSLY ACQUIRED SHARES" mean shares of Common Stock that are already owned by the Participant or, with respect to Options, shares of Common Stock that are to be acquired by the Participant pursuant to the exercise of an Option, or, with respect to Restricted Stock Awards, shares of Common Stock to be issued or delivered to the Participant upon the grant or vesting of a Restricted Stock Award.

 2.18. "RESTRICTED STOCK AWARD" means an award of Common Stock granted to an Eligible Recipient pursuant to Article 7 of the Plan that is subject to certain restrictions imposed by the provisions of such Article.

 2.19. "RETIREMENT" means the retirement of a Participant pursuant to and in accordance with the regular or, if approved by the Board for the purposes of the Plan, early retirement/pension plan or practice of the Company or Subsidiary then covering the Participant.

 2.20.   "SECURITIES ACT" means the Securities Act of 1933, as amended.

 2.21. "STOCK BONUS" means an award of Common Stock granted to an eligible Recipient pursuant to Article 7 of the Plan that is not subject to any restrictions other than any restrictions that may be imposed on transferability.

 2.22. "SUBSIDIARY" means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

 2.23. "TAX DATE" means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

                                       ARTICLE
                                          3.
                                 PLAN ADMINISTRATION

 3.1. THE COMMITTEE. The Plan shall be administered by the Board or by a committee of the Board consisting of not less than three persons; provided, however, that from and after the date on which the Company first registers a class of its equity securities under Section 12 of the Exchange Act, the Plan shall be administered by the Board, a majority of which Board and a majority of whom acting on any matter under the Plan shall be "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act, or by a committee consisting solely of not fewer than three members of the Board who are such "disinterested persons." Members of such a committee, if established, shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. A majority of the members of such a committee shall constitute a quorum. Such a committee shall act by majority approval of the members, shall keep minutes of its meetings and shall provide copies of such minutes to the Board. Action of such a committee may be taken without a meeting if unanimous written consent is given. Copies of minutes of such a committee's meetings and of its actions by written consent shall be provided to the Board and kept with the corporate records of the Company. As used in this Plan, the term "Committee" will refer to the Board or to such a committee, if established.


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 3.2.    AUTHORITY OF THE COMMITTEE.

         (a) In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine the following:
              (i) the Eligible Recipients who shall be selected as Participants, (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price and the manner in which Incentive Awards will vest or become exercisable), (iii) the time or times when Incentive Awards will be granted, (iv) the duration of each Incentive Award, (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject, and (vi) such other provisions of the Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants which shall evidence the particular terms, conditions, rights and duties of the Company and the Participants with respect to Incentive Awards granted pursuant to the Plan, which agreements shall be consistent with the provisions of the Plan.

         (b) With the consent of the Participant affected thereby, the Committee may amend or modify the terms of any outstanding Incentive Award in any manner, provided that the amended or modified terms are permitted by the Plan as then in effect. Without limiting the generality of the foregoing sentence, the Committee may, with the consent of the Participant affected thereby, modify the exercise price, number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exerciseability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award, or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards.

         (c) With respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, in the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering or divestiture (including a spin-off) or any other change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, any extraordinary dividend or any other similar transaction, (iii) any change in accounting principles or practices, or (iv) any other significant change in financial condition, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of the Participant affected thereby, amend or modify the vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company or such other entity so as equitably to reflect such event, with desired result that the criteria for evaluating such financial performance of the Company or such other entity shall be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

         (d) The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt and revise such rules and regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's decisions

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              and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan shall be conclusive and binding for all purposes and on all persons, including, without limitation, the Company and its Subsidiaries, the shareholders of the Company, the Committee and each of its members, the directors, officers and employees of the Company and its Subsidiaries, and the Participants and their respective successors in interest. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

                                       ARTICLE
                                          4.
                              STOCK SUBJECT TO THE PLAN

 4.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that shall be reserved for issuance under the Plan shall be 1,050,000 shares of Common Stock. The maximum number of shares authorized and reserved may be increased from time to time by approval of the Board and, if required pursuant to Rule 16b-3 under the Exchange Act, Section 422 of the Code, or the rules of any securities exchange or the NASD, the shareholders of the Company.

 4.2. SHARES AVAILABLE FOR USE. Shares of Common Stock that may be issued upon exercise of Options or that are issued as Restricted Stock Awards shall be applied to reduce the maximum number of shares of Common Stock remaining available for use under the Plan. Any shares of Common Stock that are subject to an Option (or any portion thereof) that lapses, expires or for any reason is terminated unexercised shall automatically again become available for use under the Plan. Any shares of Common Stock that constitute the forfeited portion of a Restricted Stock Award, however, shall not become available for further use under the Plan.

 4.3. ADJUSTMENTS TO SHARES. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) shall make appropriate adjustment (which determination shall be conclusive) as to the number and kind of securities subject to and reserved under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number, kind and, where applicable, exercise price of securities subject to outstanding Incentive Awards. Without limiting the generality of the foregoing, in the event that any of such transactions are effected in such a way that the holder of Common Stock shall be entitled to receive stock, securities or assets, including cash, with respect to or in exchange for such Common Stock, all Participants holding outstanding Options shall upon the exercise of such Options receive, in lieu of any shares of Common Stock that they may be entitled to receive, such stock, securities or assets, including cash, as would have been issued to such Participants if their Options had been exercised and such Participants had received Common Stock prior to such transaction.



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                                       ARTICLE
                                          5.
                                    PARTICIPATION

    Participants in the Plan shall be those Eligible Recipients who, in the judgment of the Committee, have performed, are performing, or during the term of an Incentive Award will perform, services in the management, operation and development of the Company or any Subsidiary, and significantly contributed, are significantly contributing or are expected to significantly contribute to the achievement of corporate economic objectives. Eligible Recipients may be granted from time to time one or more Incentive Awards, as may be determined by the Committee in its sole discretion. The number, type, terms and conditions of Incentive Awards granted to various Eligible Recipients need not be uniform, consistent or in accordance with any plan, regardless of whether such Eligible Recipients are similarly situated. Upon determination by the Committee that an Incentive Award is to be granted to an Eligible Recipient, written notice shall be given such person, specifying the terms, conditions, rights and duties related thereto. Each Eligible Recipient to whom an Incentive Award is to be granted shall enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Incentive Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of the related agreement with the Participant.

                                       ARTICLE
                                          6.
                                    STOCK OPTIONS

 6.1. GRANT. An Eligible Recipient may be granted one or more Options under the Plan, and such Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option; provided, however, that an Incentive Stock Option shall be granted only to an Eligible Recipient who is an employee of the Company or a Subsidiary. The terms of the agreement relating to a Non-Statutory Stock Option shall expressly provide that such Option shall not be treated as an Incentive Stock Option.

 6.2. EXERCISE. An Option shall become exercisable at such times and in such installments (which may be cumulative) as shall be determined by the Committee in its sole discretion at the time the Option is granted. Upon the completion of its exercise period, an Option, to the extent not then exercised, shall expire.

 6.3.    EXERCISE PRICE.

         (a) INCENTIVE STOCK OPTIONS. The per share price to be paid by the Participant at the time an Incentive Stock Option is exercised shall be determined by the Committee, in its discretion, at the date of its grant; provided, however, that such price shall not be less than (i) 100% of the Fair Market Value of one share of Common Stock on the date the Option is granted, or (ii) 110% of the Fair Market Value of one share of Common Stock on the date the Option is granted if, at the time the Option is granted, the Participant owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company, any


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              subsidiary corporation or any parent corporation of the Company
              (within the meaning of Sections 424(f) and 424(e), respectively, of the Code).

         (b) NON-STATUTORY STOCK OPTIONS. The per share price to be paid by the Participant at the time a Non-Statutory Stock Option is exercised shall be determined by the Committee in its sole discretion at the time the Option is granted, but shall not be less than 85% of the Fair Market Value of one share of Common Stock on the date the Option is granted.

 6.4.    DURATION.

         (a) INCENTIVE STOCK OPTIONS. The period during which an Incentive Stock Option may be exercised shall be fixed by the Committee in its sole discretion at the time such Option is granted; provided, however, that in no event shall such period exceed 10 years from its date of grant or, in the case of a Participant who owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company, any subsidiary corporation or any parent corporation of the Company (within the meaning of Sections 424(f) and 424(e), respectively, of the Code), five years from its date of grant.

         (b) NON-STATUTORY STOCK OPTION. The period during which a Non-Statutory Stock Option may be exercised shall be fixed by the Committee in its sole discretion at its date of grant.

         (c) EFFECT OF TERMINATION OF EMPLOYMENT. Notwithstanding the foregoing, except as provided in Articles 10 and 12 of the Plan, all Options granted to a Participant shall terminate and may no longer be exercised if the Participant's employment with the Company and all Subsidiaries ceases.

 6.5. MANNER OF OPTION EXERCISE. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained herein and in the agreement evidencing such Option, by delivery, in person or through certified or registered mail, of written notice of exercise to the Company at its principal executive office in Minneapolis, Minnesota (Attention: Treasurer), and by paying in full the total Option exercise price for the shares of Common Stock purchased. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Option (or portion thereof) that is being exercised and the number of shares with respect to which the Option is being exercised. Subject to compliance with
         Section 14.1 of the Plan, the exercise of the Option shall be deemed effective upon receipt of such notice and payment complying with the terms of the Plan and the agreement evidencing such Option. As soon as practicable after the effective exercise of the Option, the Participant shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to the Participant one or more duly issued stock certificates evidencing such ownership. If a Participant exercises any Option with respect to some, but not all, of the shares of Common Stock subject to such Option, the right to exercise such Option with respect to the remaining shares shall continue until it expires or terminates in accordance with its terms. An Option shall only be exercisable with respect to whole shares.



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 6.6.    PAYMENT OF EXERCISE PRICE.

         (a) The total purchase price of the shares to be purchased upon exercise of an Option shall be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion, may allow such payments to be made, in whole or in part, by delivery of a Broker Exercise Notice or a promissory note (containing such terms and conditions as the Committee may in its discretion determine), by transfer from the Participant to the Company of Previously Acquired Shares, or by a combination thereof. In determining whether or upon what terms and conditions a Participant will be permitted to pay the purchase price of an Option in a form other than cash, the Committee may consider all relevant facts and circumstances, including, without limitation, the tax and securities law consequences to the Participant and the Company and the financial accounting consequences to the Company. In the event the Participant is permitted to pay the total purchase price of an Option in whole or in part with Previously Acquired Shares, the value of such shares shall be equal to their Fair Market Value on the date of exercise of the Option.

         (b) For purposes of this Section 6.6, a "Broker Exercise Notice" shall mean a written notice from a Participant to the Company at its principal executive office in Minneapolis, Minnesota (Attention: Treasurer), made on a form and in the manner as the Committee may from time to time determine, pursuant to which the Participant irrevocably elects to exercise all or any portion of an Option and irrevocably directs the Company to deliver the Participant's stock certificates to be issued to such Participant upon such Option exercise directly to a broker or dealer. A Broker Exercise Notice must be accompanied by or contain irrevocable instructions to the broker or dealer (i) to promptly sell a sufficient number of shares of such Common Stock or to loan the Participant a sufficient amount of money to pay the exercise price for the Options and, if not otherwise satisfied by the Participant, to fund any related employment and withholding tax obligations due upon such exercise, and (ii) to promptly remit such sums to the Company upon the broker's or dealer's receipt of the stock certificates.

 6.7. RIGHTS AS A SHAREHOLDER. The Participant shall have no rights as a shareholder with respect to any shares of Common Stock covered by an Option until the Participant shall have become the holder of record of such shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine pursuant to Section
         4.3 of the Plan.

 6.8. DISPOSITION OF COMMON STOCK ACQUIRED PURSUANT TO THE EXERCISE OF INCENTIVE STOCK OPTIONS. Prior to making a disposition (as defined in Section 424(c) of the Code) of any shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted under the Plan before the expiration of two years after its date of grant or before the expiration of one year after its date of exercise and the date on which such shares of Common Stock were transferred to the Participant pursuant to exercise of the Option, the Participant shall send written notice to the Company of the proposed date of such disposition, the number of shares to be disposed of, the amount of proceeds to be received from such disposition and any other information relating to such disposition that the Company may reasonably request. The right of a Participant to make any such disposition shall be conditioned on the receipt by the Company of all amounts necessary to satisfy any federal, state or local withholding and employment-related tax


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         requirements attributable to such disposition.  The Committee shall have the right, in its sole discretion, to endorse the certificates representing such shares with a legend restricting transfer and to cause a stop transfer order to be entered with the Company's transfer agent until such time as the Company receives the amounts necessary to satisfy such withholding and employment-related tax requirements or until the later of the expiration of two years from its date of grant or one year from its date of exercise and the date on which such shares were transferred to the Participant pursuant to the exercise of the Option.

 6.9. AGGREGATE LIMITATION OF STOCK SUBJECT TO INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company, any subsidiary or any parent corporation of the Company (within the meaning of Sections 424(f) and 424(e), respectively, of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options shall be treated as Non-Statutory Stock Options. The determination shall be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an incentive stock option, the Committee, in its discretion, shall designate which shares shall be treated as shares to be acquired upon exercise of an incentive stock option.

                                       ARTICLE
                                          7.
                               RESTRICTED STOCK AWARDS

 7.1. GRANT. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion.

 7.2. VESTING. A Restricted Stock Award shall vest at such times and in such installments, if any, as shall be determined by the Committee in its sole discretion at the time the Restricted Stock Award is granted. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period, or that the Participant or the Company (or any subsidiary or division thereof) achieve certain performance criteria. The Committee may, in its sole discretion, require different restrictions with respect to different Participants, with respect to different Restricted Stock Awards or with respect to separate, designated portions of a Restricted Stock Award. Except as otherwise provided in Articles 10 and 12 of the Plan, if a Participant's employment or other service with the Company and all Subsidiaries terminates prior to the vesting of any Restricted Stock Award, any portion of such Restricted Stock Award which has not yet vested shall be forfeited, and all shares of Common Stock (and any dividends and distributions as described in Section 7.4 of the Plan) related thereto shall be immediately returned to the Company.

 7.3. RIGHTS AS A SHAREHOLDER; TRANSFERABILITY. A Participant shall have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Article 7 upon the Participant becoming the holder of record


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         of such Restricted Stock Award as if such Participant were a holder of record of unrestricted Common Stock; provided, however, that prior to the vesting of any Restricted Stock Award, the Participant's right to assign or transfer such shares of Common Stock issued as a Restricted Stock Award shall be subject to the limitations of Section 13.2 of the Plan. As soon as practicable after the vesting of any Restricted
         Stock Award, the Company shall cause to be delivered to the Participant a certificate evidencing such shares of Common Stock together with any dividends and distributions related thereto.

 7.4. DIVIDENDS AND DISTRIBUTIONS. Unless the Committee determines otherwise in its sole discretion, any dividends or distributions (including dividends or distributions paid in cash) paid with respect to shares of Common Stock subject to a Restricted Stock Award for which the restrictions have not yet ended shall be subject to the same restrictions as the shares to which such dividends or distributions relate and shall be promptly deposited with the custodian designated pursuant to Section 7.5 of the Plan. The Committee shall determine in its sole discretion whether any interest shall be paid on such dividends or distributions.

 7.5. ENFORCEMENT OF RESTRICTIONS. The Committee may, in its sole discretion, require one or more of the following methods of enforcing the restrictions referred to in Sections 7.2 and 7.3 of the Plan:
         (a) placing a legend on the stock certificates referring to the restrictions; (b) requiring the Participant to keep the stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or (c) requiring that the stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

 7.5. LIEN ON SHARES. The Committee may, in its sole discretion, require that a Participant, as a condition to the grant of a Restricted Stock Award, grant to the Company a possessory lien on the shares of Common Stock subject to the Restricted Stock Award and any dividends or distributions related thereto in order to (a) secure retransfer of shares of Common Stock subject to a Restricted Stock Award into the name of the Company, and (b) ensure adequate provision for any tax withholding obligations arising out of the receipt of, or the lapse or termination of the restrictions or the payment of any dividends or other distributions with respect to, a Restricted Stock Award.

                                       ARTICLE
                                          8.
                                    STOCK BONUSES

    An Eligible Recipient may be granted one or more Stock Bonuses under the Plan, and such Stock Bonuses shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion, including, without limitation, that the Company (or any subsidiary or division thereof) achieve certain performance criteria. The Participant shall have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to the Participant as a Stock Bonus under this Article 8 upon the Participant becoming the holder of record of such Stock Bonus; provided, however, that the Committee may impose such restrictions on the assignment or transfer of a Stock Bonus as it in its sole discretion deems appropriate. As soon as practicable after the grant of a Stock Bonus, the Participant shall be recorded on the stock transfer books of the Company as the owner of the shares granted, and the Company shall deliver to the Participant one or more duly issued stock certificates evidencing such ownership.

                                       ARTICLE
                                          9.
                                     CASH BONUSES

    In connection with any grant of Incentive Awards or at any time thereafter, the Committee may, in its sole discretion, grant a cash bonus to a Participant in connection with the grant, vesting and/or exercise of an Incentive Award. The determination of whether to grant such a cash bonus, the nature and amount of any such cash bonus and the terms and conditions of such cash bonus shall be within the sole discretion of the Committee.

                                       ARTICLE
                                         10.
       EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE ON INCENTIVE AWARDS

 10.1. TERMINATION OF EMPLOYMENT OR OTHER SERVICE DUE TO DEATH, DISABILITY OR RETIREMENT. Except as otherwise provided in Article 12 of the Plan, in the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of such Participant's death, Disability or Retirement:

         (a) All outstanding Options then held by the Participant shall, with respect to termination by reason of death or Disability, become immediately exercisable in full and remain exercisable for a period of one year after such termination and shall, with respect to termination by reason of Retirement, remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event shall such Options be exercisable after the expiration date of any such Option); and

         (b) All Restricted Stock Awards then held by the Participant shall become fully vested and the shares related thereto shall become nonforfeitable.

 10.2. TERMINATION OF EMPLOYMENT OR OTHER SERVICE FOR REASONS OTHER THAN DEATH, DISABILITY OR RETIREMENT. Except as otherwise provided in
         Article 12 of the Plan, in the event a Participant's employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, all rights of the Participant under the Plan and any agreement evidencing an Incentive Award shall immediately terminate without notice of any kind, no Options then held by the Participant shall thereafter be exercisable and any portions of the Restricted Stock Awards then held by the Participant that have not vested shall be terminated and all shares of Common Stock related thereto shall be forfeited to the Company; provided, however, that if such termination is due to any reason other than voluntary termination by the Participant or termination by the Company or any Subsidiary for "cause," all outstanding Options then held by such Participant shall remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the expiration date of any such Option). For purposes of this Section
         10.2 "cause" shall be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, shall mean (a) dishonesty, fraud, misrepresentation, embezzlement or material or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (b) any unlawful or criminal activity of a serious nature, (c) any willful breach of duty, habitual neglect of duty or unreasonable job performance, or (d) any material breach of a confidentiality or noncompete agreement entered into with the Company or any Subsidiary.

 10.3. MODIFICATION OF EFFECT OF TERMINATION. Notwithstanding the provisions of this Article 10, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised before or following such termination), cause Incentive Awards, or any portions thereof, then held by such Participant to become exercisable and remain exercisable following such termination, or to vest or become free of restrictions following such termination, in each case in the manner determined by the Committee; provided, however, that no Option shall be exercisable after the expiration date thereof and any Incentive Stock Option that remains unexercised more than three months following employment termination by reason of Retirement or more than one year following employment termination by reason of Disability shall thereafter be deemed to be a Non-Statutory Stock Option.

 10.4. DATE OF TERMINATION. Unless the Committee shall otherwise determine in its sole discretion at the time an Incentive Award is granted, a Participant's employment or other service shall, for purposes of the Plan, be deemed to have terminated on the date the Participant ceases to perform services for the Company, as determined by the Committee in its sole discretion based upon the Company's personnel records.

                                       ARTICLE
                                         11.
                   RIGHT TO WITHHOLD; PAYMENT OF WITHHOLDING TAXES

 11.1. GENERAL RULES. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts which may be due and owing to the Participant from the Company or the Parent), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements (i) attributable to the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or to a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (ii) otherwise incurred with respect to an Incentive Award, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award.

 11.2.   SPECIAL RULES.

         (a) Without limiting the generality of Section 11.1 of the Plan, the Committee may, in its sole discretion and subject to such rules as the Committee may adopt, permit a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation (i) attributable to the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or to a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (ii) otherwise incurred with respect to an Incentive Award, by electing to use Previously Acquired Shares or by electing to have the Company accept a Broker Exercise Notice with respect to that number of shares, in any such case, having a Fair Market Value, on the Tax Date, equal to the amount necessary to satisfy the withholding or employment-related taxes due or by agreeing to deliver to the Company a promissory note in payment for some or all of the necessary amounts (containing terms and conditions determined in the discretion of the Committee).

         (b) A Participant's election to use Previously Acquired Shares, a Broker Exercise Notice or a promissory note must be made on or prior to the Tax Date, is irrevocable and is subject to the consent or disapproval of the Committee. If the Participant is an officer, director or beneficial owner of more than 10% of the outstanding Common Stock of the Company and the Company has a class of equity securities registered under Section 12 of the Exchange Act, an election to use Previously Acquired Shares may not be made within six months of the date the Incentive Award is granted (unless the death or Disability of the Participant occurs prior to the expiration of such six-month period), and must be made either six months prior to the Tax Date or at any time prior to the Tax Date between the third and twelfth business days following public release of any of the Company's quarterly or annual summary earnings statements. When shares of Common stock are issued prior to the Tax Date to a Participant making an election to use Previously Acquired Shares, the Participant shall agree in writing to surrender that number of shares on the Tax Date having an aggregate Fair Market Value equal to the tax due.

                                       ARTICLE
                                         12.
                                  CHANGE OF CONTROL

 12.1. CHANGE IN CONTROL. For purposes of this Article 12, a "Change in Control" of the Company shall mean (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company, (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, or (c) a change in control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred at such time as (x) any Person becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, or (y) individuals who constitute the board of directors of the Company on the effective date of the Plan cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising the board of directors of the Company on the effective date of the Plan (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (y), considered as though such person were a member of the board of directors of the Company on the effective date of the Plan.

 12.2. ACCELERATION OF VESTING. If a Change of Control of the Company shall occur, then, without any action by the Committee or the Board, (a) all outstanding Options shall become immediately exercisable in full and shall remain exercisable during the remaining term thereof, regardless of whether the Participants to whom such Options have been granted remain in the employ or service of the Company or any Subsidiary, and (b) all restrictions with respect to outstanding Restricted Stock Awards shall immediately lapse and the shares related thereto shall become nonforfeitable.

 12.3. CASH PAYMENT FOR OPTIONS. If a Change in Control of the Company shall occur, then the Committee, in its sole discretion, and without the consent of any Participant effected thereby, may determine that some or all Participants holding outstanding Options shall receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

 12.4.   LIMITATION ON CHANGE IN CONTROL PAYMENTS.  Notwithstanding anything in
         Section 12.2 or 12.3 above to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 12.2 or the payment of cash in exchange for all or part of an Option as provided in Section 12.3 above (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such Participant has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the payments to such Participant pursuant to Section 12.2 or 12.3 above shall be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by
         Section 4999 of the Code.

                                       ARTICLE
                                         13.
           RIGHTS OF ELIGIBLE RECIPIENTS AND PARTICIPANTS; TRANSFERABILITY

 13.1. EMPLOYMENT OR SERVICE. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

 13.1. RESTRICTIONS ON TRANSFER. Except as expressly permitted by this Plan, no right or interest of any Participant in an Incentive Award may be Transferred. Notwithstanding the foregoing and subject to Articles 10 and 11 of the Plan, in the event of a Participant's death, such Participant's rights and interests in any outstanding Options that are exercisable at the time of his death may be transferred by testamentary will or the laws of descent and distribution and may be exercised by such Participant's personal representative or executor for a period of three months following such date of death. Any Transfer or attempted Transfer by any Participant in violation of this
         Section 13.2 shall be null and void and of no effect whatsoever. By accepting an Incentive Award, each Participant acknowledges the reasonableness of the restrictions on Transfer imposed by this Plan in view of the Company's purposes and the purposes of this Plan. Accordingly, the restrictions on Transfer contained herein shall be specifically enforceable against any Participant attempting a Transfer in violation of the provisions contained herein.

 13.3. NON-EXCLUSIVITY OF THE PLAN. Nothing contained in the Plan is intended to amend, modify or rescind any previously approved compensation plans or programs entered into by the Company. The Plan will be construed to be in addition to any and all such other plans or programs. Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval will be construed as creating any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

                                       ARTICLE
                                         14.
                             SECURITIES LAW RESTRICTIONS

 14.1. SHARE ISSUANCES. Notwithstanding any other provision of the Plan or any agreements entered into pursuant hereto, the Company shall not be required to issue or deliver any certificate for shares of Common Stock under this Plan, and an Option shall not be considered to be exercised notwithstanding the tender by the Participant of any consideration therefor, unless and until each of the following conditions has been fulfilled:

         (a) (i) there shall be in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws if the Committee, in its sole discretion, shall have determined to file, cause to become effective and maintain the effectiveness of such registration statement; or (ii) if the Committee has determined not to so register the shares of Common Stock to be issued under the Plan,
              (aa) exemptions from registration under the Securities Act and applicable state securities laws shall be available for such issuance (as determined by counsel to the Company) and (bb) there shall have been received from the Participant (or, in the event of death or disability, the Participant's heir(s) or legal representative(s)) any representations or agreements requested by the Company in order to permit such issuance to be made pursuant to such exemptions; and

         (b) there shall have been obtained any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in its sole discretion upon the advice of counsel, deem necessary or advisable.

 14.2. SHARE TRANSFERS. Shares of Common Stock issued pursuant to Incentive Awards granted under the Plan may not be Transferred except pursuant to registration under the Securities Act and applicable state securities laws or pursuant to exemptions from such registrations.
         The Company may condition the Transfer of such shares not issued pursuant to an effective and current registration statement under the Securities Act and all applicable state securities laws on the receipt from the party to whom the shares of Common Stock are to be so Transferred of any representations or agreements requested by the Company in order to permit such Transfer to be made pursuant to exemptions from registration under the Securities Act and applicable state securities laws.

 14.3. LEGENDS. Unless a registration statement under the Securities Act is in effect with respect to the issuance or Transfer of shares of Common Stock under the Plan, each certificate representing any such shares shall be endorsed with a legend in substantially the following form, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

    THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                                       ARTICLE
                                         15.
                     PLAN AMENDMENT, MODIFICATION AND TERMINATION

    The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall be effective, without approval of the shareholders of the Company, if shareholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act or any successor rule or Section 422 of the Code. No termination, suspension or amendment of the Plan shall alter or impair any outstanding Incentive Award without the consent of the Participant affected thereby; provided, however, that this sentence shall not impair the right of the Committee to take whatever action it deems appropriate under Section 4.3 or
Article 12 of the Plan.

                                       ARTICLE
                                         16.
                              EFFECTIVE DATE OF THE PLAN

 16.1. EFFECTIVE DATE. The Plan is effective as of April 11, 1991, the date it was adopted by the Board.

 16.2. DURATION OF THE PLAN. The Plan shall terminate at midnight on April 11, 2001, and may be terminated prior thereto by Board action, and no Incentive Award shall be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

                                       ARTICLE
                                         17.
                                    MISCELLANEOUS

 17.1. CONSTRUCTION AND HEADINGS. The use of the masculine gender shall also include within its meaning the feminine, and the singular may include the plural and the plural may include the singular, unless the context clearly indicates to the contrary. The headings of the Articles, Sections and subparts of the Plan are for convenience of reading only and are not meant to be of substantive significance and shall not add or detract from the meaning of such Article, Section or subpart.

 17.2. PUBLIC POLICY. No person shall have any claim or right to receipt of an Incentive Award if, in the opinion of counsel to the Company, such receipt conflicts with law or is opposed to governmental or public policy.

 17.3. GOVERNING LAW. The place of administration of the Plan shall be conclusively deemed to be within the State of Minnesota, and the rights and obligations of any and all persons having or claiming to have had an interest under the Plan or under any agreements evidencing Incentive Awards shall be governed by and construed exclusively and solely in accordance with the laws of the State of Minnesota without regard to the conflict of laws or provisions of any jurisdictions.
         All parties agree to submit to the jurisdiction of the state and federal courts of Minnesota with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such party.

 17.4. SUCCESSORS AND ASSIGNS. This Plan shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including, without limitation, whether by way of merger, consolidation, operation of law, assignment, purchase or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company's obligations under the Plan.

 17.5. SURVIVAL OF PROVISIONS. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to the Plan, any agreement evidencing an Incentive Award and any other notices or agreements in connection therewith, including, without limitation, any notice of exercise of an Option, shall survive the execution and delivery of such notices and agreements and the delivery and receipt of shares of Common Stock and shall remain in full force and effect.